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                                                                    EXHIBIT 15.1




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

Re:  TransTexas Gas Corporation
     Registration Statements on Form S-3 and Form S-4

Ladies and Gentlemen:

     We are aware that our report dated December 15, 1998 on our review of interim condensed consolidated financial information of TransTexas Gas Corporation for the three and nine months ended October 31, 1998 and 1997 included in this Form 10-Q for the quarter ended October 31, 1998 is incorporated by reference in the Company's registration statements on Form S-3 (Registration No. 33-91494) and Form S-4 (Registration No. 333-33803), each as filed with the Securities and Exchange Commission. Pursuant to Rule 436 under the Securities Act of 1933, this report should not be a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                              PricewaterhouseCoopers LLP

Houston, Texas
December 15, 1998